UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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Western Alliance Bancorporation

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Overview 2014

Western Alliance Bancorporation Condensed Consolidated Statement of Income (Unaudited) ($ in thousands, except per share amounts) 2013 2012 2011 Interest Income $ 362,655 $ 318,295 $ 296,591 Interest Expense (29,760) (28,032) (38,923) Net Interest Income 332,895 290,263 257,668 Loan Loss Provision (13,220) (46,844) (46,188) Net Interest Income After Provision 319,675 243,419 211,480 Non Interest Income 17,229 44,726 34,457 Non Interest Expense (196,266) (188,860) (195,598) Income Before Income Tax 140,638 99,285 50,339 Income Tax (25,254) (23,961) (16,849) Net Income From Continuing Operations 115,384 75,324 33,490 Discontinued operations (861) (2,490) (1,996) Net Income $ 114,523 $ 72,834 $ 31,494 Less Dividends And Accretion On Preferred Stock (1,410) (3,793) (16,206) Net Income Available To Common Shareholders $ 113,113 $ 69,041 $ 15,288 Weighted Average Common Shares Outstanding (diluted) 86,541 82,912 81,183 Earnings Per Share Applicable to Common Shareholders $ 1.31 $ 0.83 $ 0.19 Condensed Consolidated Balance Sheet (Unaudited) ($ in thousands) 2013 2012 2011 Assets Cash $ 306,000 $ 205,000 $ 155,000 Securities 1,690,000 1,268,000 1,524,000 Loans 6,801,000 5,709,000 4,780,000 Allowance for Loan and Lease Losses (100,000) (95,000) (99,000) Net Loans 6,701,000 5,614,000 4,681,000 Other Assets 610,000 536,000 485,000 Total Assets $ 9,307,000 $ 7,623,000 $ 6,845,000 Liabilities and Equity Deposits $ 7,838,000 $ 6,455,000 $ 5,659,000 Borrowings 455,000 309,000 514,000 Other Liabilities 159,000 99,000 35,000 Total Liabilities $ 8,452,000 $ 6,863,000 $ 6,208,000 Shareholders’ Equity 855,000 760,000 637,000 Total Liabilities and Shareholders’ Equity $ 9,307,000 $ 7,623,000 $ 6,845,000

Our goal is to provide “best in class” personalized, value-added banking services to our customers and to help facilitate growth in our local economies. We are one of the few banks in the country our size that has consistently grown lending during both good and bad economic times. We pride ourselves in the long-lasting personal relationships we have forged with our clients. We remain committed to being the premier banking option for business. 1

Dear Clients, Shareholders and Friends of Western Alliance, Simply put, 2013 was an outstanding year for Western Alliance Bancorporation. We delivered record revenue, net income, return on assets, and loan and deposit growth. The underlying foundation to our exceptional growth is our commitment to our clients and our ability to attract and retain the best and most talented bankers. Our theme of “Where business gets done” is centered on eliminating bureaucracy and having executive management engaged in helping to manage customer relationships. While most banks focus either on growth OR earnings, we were able execute on both as we gained market share AND grew earnings. For the year, WAL ranked in the top quartile of our peers in all key measurements of return on assets, net interest margin, ef?ciency ratio, loan growth, and deposit growth. More specifically, net income grew from $72.8 million to $114.5 million in 2013, resulting in an increase in earnings per share from $.83 to $1.31. During the year, we generated $2.2 billion in loans that resulted in loan growth of $1.1 billion and loans outstanding at year end of $6.8 billion. Our deposits expanded by $1.4 billion to $7.8 billion. We maintained our strong Capital position ending 2013 with Tier One Leverage and Total Capital ratios of 9.8% and 12.4% respectively. Our disciplined approach to lending, along with improving economic trends in our primary markets, resulted in continued loan quality improvements. During 2013, the ratio of non-performing assets declined by 40% to 1.5% of total assets. The ratio of net loan losses for the year declined by 85% from 2012 to just .14% of average loans. All of these results translated into value to our customers and the communities we serve, as well as an outstanding return to our shareholders. 2

WAL is well positioned for future growth and success. We enter 2014 with strong momentum in all facets of our business. Our plans for the year anchor around the following key initiatives: organic expansion in our core banking markets and in our national business lines. strategic expansion through acquisition in new product lines and select Western markets. in technology to improve our products and services to our clients and our operating ef?ciency. to strengthen our risk management processes which are key to everything we do for our clients. Part of being a great bank is making a difference in the communities we serve. Not only do we strive to be a trusted resource for lending funds to businesses, which in turn fuel both economic and job growth, but our 1,052 employees are committed to helping those less fortunate. Last year, we volunteered and provided funds to over 200 community organizations. We also lead in ?nancing businesses and development projects in low to moderate income area neighborhoods. Our Board of Directors oversees how we manage our business and ensures we operate with proper corporate governance. They do a great job. Our customers are why we come to work every day. We appreciate your business and look forward to continuing to work hard to add value for you. And ?nally, I wish to thank our loyal and dedicated employees because you are the face of this bank and the key ingredient in the outstanding level of service we provide to our clients. Robert Sarver Chairman and Chief Executive Of?cer 3

Loan Originations and Year End Loans, 2011-2013 $ in millions Year End Loans Loan Originations $6,801 $5,709 $2,267 $4,780 $1,817 $1,132 2011 2012 2013 2011 2012 2013 Western Alliance is one of the fastest growing banks in the nation, Deposits, Three Year Change $ in billions Nevada $2.99B Nevada California $2.76B $2.12B California $1.45B Other States Arizona $1.13B Arizona Other $0.89B $1.60B States $0.24B 2010 2013 $5.34B $7.84B 4

Shareholder Performance Return on Tangible Common Equity 2011 3.8% 2012 14.3% 2013 17.7% At 12/31/13, the value of $10,000 investment in WAL compared to S&P 500 and KBW Regional Banking Index If invested WAL S&P 500 KBW Regional Banking Index One year ago $22,659 $13,239 $14,630 Three years ago $32,418 $15,682 $15,696 ranking 70th in total assets among all publicly-held banking companies. Total Capital $ in thousands Total Capital 12/31/2013 $991,461 Total Capital $856,199 $189,811 Total Capital Additional Capital $723,327 $176,482 Additional Capital $801,650 $148,345 Well Capitalized 10% Additional Capital $679,717 Well Capitalized 10% $574,982 Well Capitalized 10% 2011 2012 2013 A 10% Total Risk-Based Capital ratio is the minimum required to be considered “well capitalized”. 5

The Western Alliance Difference. Local focus. Regional advantage. Founded by a seasoned group of veteran bankers and business leaders, our entrepreneurial culture and a deep commitment to the growth of the communities we serve have driven the expansion of Western Alliance Bank. Since our first bank was founded twenty years ago, Western Alliance Bancorporation is now approaching $10 billion in assets, and is one of the top 100 publicly-held banking companies in the United States. The bank operates with full service offi ces in Arizona, California and Nevada, as well as a national platform of specialized financial services. Local Focus Regional Advantages decision making lending capacity responsiveness and service specific expertise driven range of banking services market knowledge ? solutions to senior management to regional network/opportunities Western Alliance has built a reputation for responsiveness, expertise, and an entrepreneurial spirit that shares our clients’ needs to “get business done”. This spirit continues to attract talented bankers and clients to a uniquely solutions-driven banking organization. 7

Ed Cebulko and Richard Lassiter, co owners, Power Gen Components, with Bill Paredes, Executive Vice President, Corporate Banking Manager, Bank of Nevada (center). 8

We underwent a major change in our business when we started manufacturing turbine components for the power generation industry. We now deal with Experienced local some of the largest and most sophisticated relationship managers engineering companies in the world. The certification process was extensive, are the core of our Bank’s exhaustive and disruptive, and it took time business, originating over and patience, particularly from our banker. $2.2 billion in loans in 2013. As we expected, once this process was completed and we passed the test, the sky is now the limit. We needed a The power of expertise and responsiveness. financial partner, not just a bank, during With leading senior professional bankers in this critical time and we had this with their local markets, Western Alliance is responsive Bank of Nevada. in meeting clients’ fi nancing needs. Having in-depth knowledge of the market, coupled with Ed Cebulko and Richard Lassiter local authority and involvement of executive Co Owners, Power Gen Components management, empowers bankers to act quickly in servicing their clients’ needs. The Bank prides itself on a culture of entrepreneurism – resulting in a record $2.2 billion in loans originated in 2013. and industrial loans commercial real estate financing construction lending finance/leasing 504 and 7(a) programs based lending fi lending lending finance Power Gen Components ? of Credit During their 10 year relationship with the bank, corporate banker Bill Paredes has witnessed partners ? syndications Ed Cebulko and Richard Lassiter succeed in a highly Lines of Credit specialized manufacturing business, focused in fit organization lending meeting the growing, sophisticated requirements of the power generation industry. From its Las Vegas- based operation, the high precision product is shipped throughout North America, Europe, Asia and South America. The firm has hired over 55 new employees in the past three years. 9

L to r: Monika Suarez, Vice President, Western Alliance Public Finance, Molly Forrest, Chief Executive Officer – President and Sherri B Cunningham, Chief Financial Of?cer and VP of Finance, Los Angeles Jewish Home.

The Jewish Home is a unique organization and we wanted a bank with a special combination of expertise, capacity and In 2013, Western Alliance personal attention to handle our needs. provided over $390 million We are pleased to say we found it with in loans to local public and Western Alliance – and look forward to our relationship for many years to come. non-profit organizations in our markets, and holds Molly Forrest Chief Executive Officer – President, over $600 million of public Los Angeles Jewish Home funds on deposit. A trusted banking option for governmental and non-profit customers. A team of highly experienced public finance specialists provides financing, deposit and treasury management services to a wide variety of public and non-profit entities: and local governments ? school districts ? care schools and universities authorities Los Angeles Jewish Home fit organizations The Los Angeles Jewish Home has been at the forefront of senior care for over 100 years. Today, the Home is both a leading provider of senior healthcare services for the community and a senior living care facility serving over 4,300 seniors. The bank is pleased to be a financial partner, providing a $71 million tax-exempt bond refi nancing that saved the Home nearly $7 million over the next 20 years. 11

L to r: Sanjay Ghosh, MD, John Maguire, President, Torrey Pines Bank, and Paul Murphy, MD. 12

We appreciate the relationship we have had with the bank for many years. For the past ten years, Torrey Pines Bank has provided a level of personalized service the big banks could not match. They have seen us grow and understand the A fast-changing complexities and rapid change in health care. The bank is a valued partner and environment demands was a key part of launching our surgery bankers who understand center even during the challenging the client’s industry and economy of 2009. can help anticipate Sanjay Ghosh, MD, and Paul Murphy, MD Founding Partners, SMI Surgery Center future needs. Professionals and their practices have different requirements than other businesses. Western Alliance has senior bankers, many with over 20 years of experience in specific professional areas. These bankers are active members in professional organizations and sponsor continuing education programs and financial seminars on current topics related to their business and financial needs. Healthcare facilities Physician practices SMI Surgery Center, San Diego Dental practices Partner physicians, Drs. Paul Murphy and Law firms Sanjay Ghosh, have been long-time clients of CPA practices Torrey Pines Bank and worked with the bank in Engineering/architectural firms the launch of their state-of-the-art surgery center in 2009. The 12,000 sf center has four operating Insurance practices rooms and private 23-hour stay rooms. Together with a team of partner physicians, the center focuses on the specialties of orthopaedic surgery, minimally invasive spine surgery, interventional pain management and reconstructive plastic surgery. 13

L to r: Kelley Deal, Vice President, Commercial Banker, Alliance Bank, Simone Stover Principal, Senior Interior Designer, Rory Carder, Principal, Managing Director, and Mike Edwards, APA, Principal, Senior Architectural Designer, DAVIS. 14

Clients have a designated Treasury Management professional who knows their business and provides on-site consulting and tailor-fit deposit solutions.

Cash Management solutions for business.

Treasury Management bankers work one-on-one with each client to analyze the business's current treasury operation and then design a specific solution to optimize their cash management needs, increase efficiency and enhance the client's security and fraud protection.

- ACH Services
- E-deposit remote capture
- Online Banking
- Positive Pay
- Trusteer Fraud Protection
- Cash Vault
- Merchant Services
- Lockbox
- Zero Balance accounts

"Alliance, like DAVIS, is forward-thinking and brings value in the ability to adapt to ever changing economic circumstances. We have a long and productive relationship with Alliance Bank that goes back many years. Both of our companies' strong commitment to the clients we serve help make our state a meaningful place to work and live."

Michael R. Davis
CEO & Director of Design, DAVIS



Marina Heights, DAVIS©

DAVIS

Headquartered in Phoenix, DAVIS has designed 75 million square feet of highly successful work environments valued at over $20 billion. Founded in 1975, the firm provides urban design and planning, programming, architecture, interior design, and facility planning and management. DAVIS has received hundreds of awards including multiple "Architecture Firm of the Year" recognitions by NAIOP.

15

Moving local economies forward through business and banking partnerships. More than ever, businesses need a banking relationship they can count on. Gary Cady Promoting Business Growth CEO, Torrey Pines Bank Business owners depend on having a bank that they can rely on to weather changes in economic cycles and seize opportunities when they arise. Having a relationship manager who knows the local market gives business owners a key financial resource to foster their success and help them navigate through changing times. Business is a key driver of the health of our economy and a vital engine necessary Western Alliance provides business owners to propel job creation. Since our inception, and entrepreneurs with a broad range of we have been a consistent, active financial financing options for commercial real estate, resource to help business owners and working capital, lines of credit, equipment entrepreneurs succeed – with bankers who financing, and Small Business Administration have deep local roots and are personally loan programs including: dedicated to ensure we succeed in 504 program this mission. 7(a) program We are recognized as the “bank of choice” in our markets for commercial real estate Our relationship managers also participate in and business financing based on our local local Community Development Corporations market knowledge and structure which (CDCs) and partner with them and the Small empowers our bankers to get decisions and Business Administration as speakers and execute quickly. As a result, our bankers subject experts. have earned special recognition for their achievements including awards from the Small Business Administration for top performance in SBA lending in our markets. Having a seasoned team of bankers and an entrepreneurial culture allows us to fuel this important sector of our economy with responsiveness and increased capacity to grow our reputation as the bank “Where business gets done.” 16

Commercial real estate financing is essential to Clients require industry specific long-term economic growth. financial expertise to meet today’s competitive demands. ? Association Financial Services – Alliance Association Bank, a division of Western Alliance Bank, provides a full range of loan, deposit James H. Lundy CEO, Alliance Bank of Arizona and treasury management services specifically designed for the community and homeowners association industry across the country. Sector/Nonprofit Organizations – Our specialized team provides financing solutions to refinance debt, construct new facilities and fund infrastructure projects. The consistent availability of commercial real Lending – Designed for franchise estate financing is critical to the continued growth operators, financing is delivered through of both our regional economies and our bank. relationship managers with strong experience We attract and retain highly experienced bankers in serving the needs of franchise operations with an in-depth knowledge of their local markets in the quick service restaurant industry. and each real estate product set within Finance – Serving US-based resort these markets. developers in the timeshare industry, a team Our bankers recognize that not all transactions of dedicated professionals provides customized fit in a “box” and responsiveness can be a vital solutions for receivable financing, land acquisition, factor to get a deal closed. As a result, we work construction and inventory financing. at crafting loan structures that provide the fi Warehouse Lending – individual solutions our clients need. Warehouse Lending relationship managers are Our commitment to this critical component of strategically located across the country to provide our economy has enabled us to forge strong an exceptional level of responsiveness and relationships with highly regarded commercial ? exibility to meet the credit needs of the real estate developers and investors, and our mortgage banking industry. bankers actively participate and hold leadership Finance – Western Alliance positions in organizations such as the Urban equipment finance professionals provide Land Institute, NAIOP and CREW Network. customized solutions for business clients including Given our results, our clients know they can tax and non-tax oriented leasing solutions and rely on us to deliver solutions and meet the debt products across a broad industry spectrum. time-sensitive deadlines often required in commercial real estate financing. Lending – Our asset-based lending group provides senior secured term and revolving credit facilities to large corporate borrowers. 17

An unwavering commitment to giving back to our communities. In an increasingly automated world, clients can rely on Western Alliance for superior personal service and attention. Bruce Hendricks CEO, Bank of Nevada Clients know they will receive “Private Bank” style service for their business and personal deposit account relationships. We offer a comprehensive range of deposit accounts to serve all sizes and types of businesses, professional practices, and non-profit organizations as well as personal Since our inception, Western Alliance has banking needs. demonstrated an active commitment to helping ? deposit checking accounts the underserved and meeting the needs of low checking accounts and moderate income neighborhoods through accounts community development lending programs that address affordable housing and other fi? Market accounts economic development initiatives. fiof Deposit Many of our bankers are active leaders fiof Deposit Registry in community organizations serving on Service/ CDARS® Program boards, committees, and in volunteer work. ® Through this community development focus, Cash Sweep/ICS Program we are continuously seeking opportunities ?? accounts to participate in providing loans, grants, Deposit Accounts sponsorships and volunteer efforts and are active in over 200 organizations in the markets we serve. Because these efforts are a key part of our culture, every year our employees contribute thousands of hours in volunteer service and many earn special recognition from their community organizations. 18

Western Alliance Bancorporation

Board of Directors



Robert Sarver
Chairman and
Chief Executive Officer
Western Alliance
Bancorporation



Bruce Beach
Chairman and CEO
BeachFleischman PC



William S. Boyd
Executive Chairman
of the Board
Boyd Gaming
Corporation



Marianne Boyd Johnson
Executive Vice President
and Vice Chairman
of the Board
Boyd Gaming Corporation



Steven J. Hilton
Chairman and Chief
Executive Officer
Meritage Homes
Corporation



Cary Mack
Co-Managing Partner
Southwest Value
Partners



Todd Marshall
Chairman of the Board
Marshall Retail Group



M. Nafees Nagy, MD
Director
Premier Care Network



James E. Nave, DVM
Owner
Tropicana Animal
Hospital



John P. Sande, III
Partner
Fennemore Craig
Jones Vargas



Donald Snyder
President
University of Nevada
Las Vegas



Sung Won Sohn, PhD
Smith Professor
of Economics
California State
University CI



Kenneth A. Vecchione
Chairman
Western Alliance Bank
President and CEO
Encore Capital Group

Executive Management Committee



Robert Sarver
Chairman and
Chief Executive Officer



Gary Cady
Executive Vice President
California Administration



Duane Froeschle
Executive Vice President
Southern Arizona
Administration



Dale Gibbons
Executive Vice President
Chief Financial Officer



Bruce Hendricks
Executive Vice President
Southern Nevada
Administration



James H. Lundy
Executive Vice President
Arizona and Northern
Nevada Administration



Robert McAuslan
Executive Vice President
Chief Credit Officer



Pat Taylor
Executive Vice President
Chief Risk Officer



Randall Theisen
Executive Vice President
General Counsel



Merrill Wall
Executive Vice President
Chief Administrative
Officer

19

Offices

Alliance Bank of Arizona

alliancebankofarizona.com

Chandler Office
(Opening Summer 2014)
3033 W. Ray Road
Chandler, AZ 85226
Victor Napolitano, SVP

Cityscape Office
One E. Washington St., Ste. 100
Phoenix, AZ 85004
(602) 629-1776
Rob Gramhill, SVP

Biltmore Park Office
2701 E. Camelback Rd., Ste. 110
Phoenix, AZ 85016
(602) 952-5400
Matt Gilbreath, SVP

Flagstaff Office
214 E. Birch Ave.
Flagstaff, AZ 86001
(928) 214-3400
Sherri Slayton, EVP

Mesa Office
1110 E. Baseline Road
Mesa, AZ 85204
(480) 609-2900
Dee Burton, EVP

Midtown Office
2901 N. Central Ave., Ste. 100
Phoenix, AZ 85012
(602) 629-1700
Kelly Conner, SVP

North Scottsdale Office
15100 N. 78th Way
Scottsdale, AZ 85260
(480) 905-4460
Julian Fruhling, SVP

Scottsdale/Paradise Valley Office
7373 N. Scottsdale Rd.
Scottsdale, AZ 85253
(480) 998-6500
Joan Lessner, SVP

Sedona Office
6486 Highway 179, Ste. 110
Sedona, AZ 86351
(928) 284-2380
Carol Schlim-Thomason, VP

Swan Office
4703 E. Camp Lowell Dr.
Tucson, AZ 85712
(520) 784-6000
Duane Froeschle, President

Williams Centre Office
200 S. Craycroft Rd.
Tucson, AZ 85711
(520) 322-7700
Pat Simmons, SVP

Bank of Nevada

bankofnevada.com

Sahara Regional Office
2700 W. Sahara Ave.
Las Vegas, NV 89102
(702) 248-4200
Lori Harrison, EVP

Centennial Hills Office
8505 W. Centennial Pkwy.
Las Vegas, NV 89149
(702) 856-7160
Joyce Smith, SVP

Grand Central Pkwy. Office
100 City Pkwy., Ste. 120
Las Vegas, NV 89106
(702) 696-6700
Lori Harrison, EVP

Hualapai Regional Office
1115 S. Hualapai Way
Las Vegas, NV 89117
(702) 856-7100
Rachelle Crupi, EVP

Northwest Regional Office
7251 W. Lake Mead Blvd., Ste. 108
Las Vegas, NV 89128
(702) 240-1734
Mark Larson, EVP

Southwest Regional Office
3985 S. Durango Dr.
Las Vegas, NV 89147
(702) 363-5140
Sarah Guindy, EVP

Aliante Office
6915 Aliante Pkwy.
North Las Vegas, NV 89084
(702) 856-7140
Cindi Underwood, Op. Mgr.

Henderson Regional Office
2890 N. Green Valley Pkwy.
Henderson, NV 89014
(702) 451-0624
Daline Januik, EVP

Siena Heights Office
10199 S. Eastern Ave.
Henderson, NV 89052
(702) 940-8500
Kathy Taylor, SVP

Stephanie Office
221 N. Stephanie St.
Henderson, NV 89074
(702) 939-5700
Daline Januik, EVP

Mesquite Office
11 Pioneer Blvd.
Mesquite, NV 89027
(702) 346-6600
Dan Wright, SVP

First Independent Bank

firstindependentnv.com

Kietzke Office
5335 Kietzke Lane
Reno, NV 89511
(775) 828-2000
Mike Hix, SVP

Carson City Office
1818 E. College Pkwy.
Carson City, NV 89706
(775) 682-4747
Greg Nixon, VP

Fallon Office
2061 W. Williams Ave.
Fallon, NV 89406
(775) 423-9586
Robby Johnston, VP

Spanish Springs Office
381 Los Altos Pkwy.
Sparks, NV 89436
(775) 626-9400
Kathy Flamm, SVP

Sparks Industrial Office
980 S. McCarran Blvd.
Sparks, NV 89431
(775) 358-1300
Kathy Flamm, SVP

Sparks Marina Office
725 Sparks Blvd.
Sparks, NV 89434
(775) 358-8400
Kathy Flamm, SVP

Robb Drive Office
6290 Sharlands Ave.
Reno, NV 89523
(775) 746-3000
Michele Trombly, SVP

Western Alliance Equipment Finance

westernallianceef.com

One E. Washington St.
Phoenix, AZ 85004
(602) 797-3643
Bill Koenig, EVP

Western Alliance Mortgage Warehouse Lending

westernalliancewl.com

2701 E. Camelback Rd.
Phoenix, AZ 85016
(602) 952-5414
Steve Curley, SVP

Torrey Pines Bank

torreypinesbank.com

Carmel Valley Office
12220 El Camino Real, Ste. 110
San Diego, CA 92130
(858) 523-4630
Tom Woolway, SVP
Teofla Rich, SVP, Private Banking

Beverly Hills Office
9355 Wilshire Blvd.
Beverly Hills, CA 92101
(310) 623-8900
Kathleen Chapman, SVP

Carlsbad Office
2760 Gateway Rd.
Carlsbad, CA 92009
(760) 444-8400
Don Schempp, SVP

Kearny Mesa Office
9280 Clairemont Mesa Blvd.
San Diego, CA 92123
(858) 259-5300
Vince Kingsley, SVP

Golden Triangle Office
4350 Executive Dr., Ste. 130
San Diego, CA 92121
(858) 523-4688
Burt Brigida, SVP

La Mesa Office
8379 Center Dr.
La Mesa, CA 91942
(619) 233-2555
Chris Grassa, SVP

Los Altos Office
20 First St.
Los Altos, CA 94022
(650) 469-1700
Al Diaz, SVP

Los Angeles Office
One Bunker Hill, 601 W. 5th Ave.
Los Angeles, CA 90071
(213) 362-5200
Paul Donaldson, EVP, Reg. Pres.

Oakland Office
1951 Webster St.
Oakland, CA 94612
(510) 899-7500
Larry Fountain, EVP, Reg. Pres.

San Diego Office
550 West C St., Ste. 100
San Diego, CA 92101
(619) 233-2500
Robert McNamara, SVP

Symphony Towers Office
750 B St., Ste. 100
San Diego, CA 92101
(619) 233-2200
Francesca Castagnola, SVP

Alliance Association Bank

allianceassociationbank.com

(New Headquarters July 2014)
3033 W. Ray Road
Chandler, AZ 85226
(888) 734-4567
Craig Huntington, President

Western Alliance Asset-Based Lending

One E. Washington St.
Phoenix, AZ 85004
(602) 952-5488
Brent Edgecumbe, SVP

Western Alliance Public Finance

westernalliancepf.com

One E. Washington St.
Phoenix, AZ 85004
(602) 797-3634
Jim Sult Jr., SVP

Western Alliance Resort Finance

westernalliancerf.com

One E. Washington St.
Phoenix, AZ 85004
(602) 386-2315
Tracy Gaylord, Managing Director
Tom Perrott, Managing Director

20

Locations


NORTHERN NEVADA
First Independent Bank
7 LOCATIONS
NEVADA
BAY AREA
2 LOCATIONS
SOUTHERN NEVADA
Bank of Nevada
11 LOCATIONS
CALIFORNIA
Torrey Pines Bank
NORTHERN ARIZONA
2 LOCATIONS
ARIZONA
LOS ANGELES
2 LOCATIONS
Alliance Bank of Arizona
SAN DIEGO COUNTY
7 LOCATIONS
METRO PHOENIX
6 LOCATIONS
TUCSON
2 LOCATIONS

Western Alliance Bancorporation *(NYSE:WAL) is a leading bank holding company providing comprehensive business banking and related financial services through its primary subsidiary, Western Alliance Bank. With local teams of experienced bankers, the bank provides a superior level of capabilities, products and service, to assist the growth of local businesses and the quality of life in the markets it serves. In addition to a national platform of specialized financial service units, the bank operates full service banking offices in its local markets as Alliance Bank of Arizona, Bank of Nevada, First Independent Bank and Torrey Pines Bank. Western Alliance Bancorporation is publicly traded on the New York Stock Exchange.*

Alliance Bank of Arizona, Bank of Nevada, First Independent Bank and Torrey Pines Bank are divisions of Western Alliance Bank. Member FDIC. Western Alliance Bank and Western Alliance Equipment Finance are subsidiaries of Western Alliance Bancorporation.

Member FDIC

One East Washington Street Phoenix, AZ 85004 (602) 389-3500 westernalliancebancorp.com Alliance Bank of Arizona, Bank of Nevada, First Independent Bank and Torrey Pines Bank are divisions of Western Alliance Bank. Member FDIC. Western Alliance Bank and Western Alliance Equipment Finance are subsidiaries of Western Alliance Bancorporation. ©2014 Western Alliance Bancorporation 03/14